Exhibit 99.2
(Note : certain schedules to the Plan have been omitted pursuant to Item 601(b)(2) of
Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
OF
TECHNOLOGY SOLUTIONS COMPANY
This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Section 281(b) of the Delaware General Corporation Law (the “DGCL”) and accomplish the complete liquidation and dissolution of Technology Solutions Company, a Delaware corporation (the “Company”), in accordance with the DGCL and applicable provisions of the Internal Revenue Code of 1986, as amended, as follows:
1. The Board of Directors of the Company (the “Board”) has adopted this Plan. The Board will call a meeting (the “Meeting”) of the holders of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”) to take action on the Plan and ratify the Company’s actions taken to date on the Plan. If stockholders holding a majority of the Common Stock vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).
2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.
3. From and after the Adoption Date, the Company shall complete the following corporate actions:
(a)	The Company shall use its best efforts to sell, exchange or otherwise dispose of the assets listed on Schedule A hereto in one or more transactions upon such terms and conditions as the Board, in its reasonable judgment, deems expedient and in the best interests of the Company and its stockholders, without any further vote or action by the Company’s stockholders. The assets and properties listed on Schedule A may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers, and Buyers may include Company employees or former employees.

(b)	The Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company, which receivables, debts and claims are set forth on Schedule B.

(c)	The Company shall pay or, make reasonable provision to pay, all claims and obligations of the Company and its subsidiaries, including all contingent, conditional or unmatured claims known by the Company, which are set forth on Schedule C.

(d)	The Company shall for the purposes of implementing and assuring completion of this Plan, pay reasonable brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan. The Company may also pay the officers and directors of the Company and the employees, agents, consultants and representatives of the Company, or any of them, reasonable compensation, in money or other property.
(e)	The Company shall (i) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company or its subsidiaries which is the subject of a pending action, suit or proceeding to which the Company is a party and (ii) make such provision as shall be reasonably likely to be sufficient to provide compensation for claims against the Company or its subsidiaries that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten (10) years after the date of dissolution. The Board shall establish a contingency reserve in cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations and all expenses of the sale of the Company’s property and assets and the liquidation and dissolution provided for in this Plan. Any unexpended and unencumbered portion of the Contingency Reserve shall be distributed to the holders of Common Stock, as provided in paragraph 3(h). Provided that the Adoption Date shall have occurred, a Certificate of Dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL and a Liquidating Trust (as defined in Section 7 hereof) shall have been established pursuant to Section 7 below, any unexpended amounts remaining in the Contingency Reserve shall be transferred to the Liquidating Trust no later than December 31, 2009.
(f)	By approval of this Plan, the Board has determined in good faith that the estimated net value of its assets available for distribution, after having accounted for: (i) the estimated cash; (ii) the estimated fair market value of all assets that are available for distribution; (iii) the assets to be included in the Contingency Reserve; (iv) payment of all its known and estimated obligations and all expenses relating to the liquidation and dissolution provided for in this Plan, including the obligations set forth on Schedule C; and (v) a bad debt discount factor for the collection of all accounts receivable, debts and claims owing to the Company, set forth on Schedule B, due to the public market announcement of this liquidation plan; as of the date of such approval is approximately $6,350,000. The basis for the foregoing determinations of fair market value shall be filed with the minutes of the Board. The Board shall use reasonable efforts to distribute all cash and other assets available for distribution to stockholders of the Company (other than any unexpended portion of the Contingency Reserve) (the “Distribution”) as promptly as practicable. Provided that the Adoption Date shall have occurred and a certificate of dissolution shall have been filed with respect to the Company as provided in Section 275(d) of the DGCL (a “Certificate of Dissolution”), any such cash and other assets not so distributed shall be transferred to the Liquidating Trust (if such a trust is established) as soon as reasonably possible, but no later than December 31, 2009.

(g)	An initial Distribution will be made in an amount estimated as of the date of the Plan to be equal to $5,131,732, pro rata to the record holders of Common Stock, as soon as reasonably practicable after the filing of a Certificate of Dissolution with respect to the Company.
(h)	Any distributions to stockholders from the unexpended and unencumbered balance of the Contingency Reserve, whether made directly by the Company or by the Liquidating Trust described in Section 7, below, shall be made in accordance with paragraph (g) above.
(i)	The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation.
4. Prior to the Adoption Date, the Company shall take such reasonable and necessary efforts in preparation of the liquidation process, including:
(a)	Enter into negotiations and or contingent agreements for the sale, exchange or disposal of the assets listed on Schedule A, with the express limitation that no such sale or disposition will occur until the Adoption Date.
(b)	Terminate and pay such reasonable termination fees for employees not: (i) directly supporting client engagements; (ii) required to facilitate the liquidation process; or (iii) required to preserve, facilitate or maximize the value of an asset.
(c)	Enter into negotiations with clients and employees to facilitate an orderly completion of existing client engagements so that terms of the client agreement are met and future warranty liabilities are mitigated.
(d)	Prepare such materials required for the termination of all benefit plans, including, but not limited to, health and defined contribution plans.
5. The distributions to the stockholders pursuant to Sections 3 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Company’s stockholders, the stockholders may be required (in the sole discretion of the Board) to (a) surrender their certificates evidencing the Common Stock to the Company or its agents for cancellation or (b) furnish the Company with evidence satisfactory to the Board or the Trustee (as defined in Section 7 hereof) of the loss, theft or destruction of such certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustee. Thereafter, the rights of such stockholders shall be limited to the contractual right to receive distributions pursuant to this Plan. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (x) the close of business on the record date fixed by the Board for the final liquidating distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust or (z) the date on which the Company ceases to exist under the DGCL (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

6. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing Common Stock if required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.
7. As a final liquidating distribution, the Company may but is not required to transfer to a liquidating trustee (the “Trustee”), for the benefit of its stockholders, under a liquidating trust agreement (the “Liquidating Trust”), any assets of the Company which (a) have not been previously distributed to the stockholders of the Company as provided above, or (b) are held as the Contingency Reserve. The Trustee shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in his or her capacity as Trustee, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustee shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustee shall be in trust for the stockholders of the Company. Adoption of this Plan by the holders of a majority of the outstanding Common Stock shall constitute the approval of the stockholders of the appointment of the Trustee, such liquidating trust agreement and the transfer of any assets by the Company to the Trust as their act and as a part hereof as if herein written.
8. The adoption of the Plan by holders of a majority of the outstanding Common Stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution, winding up, and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) of the DGCL, and to take all actions as may be necessary or appropriate in furtherance of the dissolution, winding up and liquidation of the Company in accordance with this Plan and Delaware law.
9. After the Adoption Date, the Company shall promptly obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a Certificate of Dissolution in accordance with the DGCL.

10. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the stockholders of any sale, exchange or other disposition of the property and assets of the Company contemplated by this Plan, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.
11. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustee, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligation hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.
12. Notwithstanding the adoption of this Plan by the holders of a majority of the outstanding Common Stock, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.
13. The schedules to this Plan shall be updated as necessary to comply with the provisions of Section 281(b) of the DGCL.
14. The Board shall determine whether to liquidate or merge into itself, any one or more, or all, of the Company’s existing subsidiaries incident to the completion of the transactions contemplated by this Plan, or to transfer the shares of any such subsidiary to an outside party or to the stockholders of the Company. If and to the extent that the Company determines that any such subsidiary shall be liquidated or merged, it shall determine the manner for effecting such liquidation or merger, and may cause a Plan of Liquidation to be adopted by such subsidiary which shall be based on the provisions of this Plan except to the extent that such provisions are manifestly inconsistent with the liquidation or merger of a subsidiary.
15. The Board is hereby authorized, without further action by the Company’s stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are not inconsistent with the provisions of this Plan and are deemed necessary, appropriate or desirable, in the reasonable judgment of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

SCHEDULE A
Assets for Sale, Exchange or Disposal

Description	Estimated Value
1. Furniture and equipment located at 55 East Monroe, Suite 2600 Chicago, Il 60603 as detailed on Schedule A (1)	$75,000

2. Intellectual Property related to Company’s Blue Ocean software products	[To Be Determined]

3. Intellectual Property related to Company’s Data Migration software product	$125,000

4. Services contracts and Master Service Agreements for Healthcare Services Practice	[To Be Determined]

5. Sublease for space at 55 East Monroe, Suite 2600, Chicago IL 60603	[To Be Determined]

6. Outstanding balance in the Company’s investment account at Harris Bank, Chicago, IL	$6,633,800

7. Outstanding balance in Company’s general account at Bank of America, Chicago, IL	$568,000

SCHEDULE A (1)
Furniture and Equipment at 55 East Monroe
1. All furniture located at 55 E. Monroe Street, Suite 2600 Chicago, IL 60602
a.	Desks

b.	Tables

c.	Chairs

d.	Filing cabinets

e.	Cubicles

f.	All other ancillary office furniture
2. All computer equipment:
a.	Laptop computers

b.	Laser printers

c.	All other ancillary computer equipment
3. Telephone systems:
a.	Phone headsets

b.	Telephone system

c.	All other ancillary telephone system equipment
4. All office equipment:
a.	Fax machines

b.	Copiers

c.	Overheads/projectors

d.	White boards

e.	All other ancillary office equipment

SCHEDULE B
Receivables, Debts and Claims to be Collected

Estimated
Description	Value
1. All unpaid, billed and unbilled accounts receivable for services provided as detailed on Schedule B (1)	$275,738.09

2. Payment under the Promissory Note dated April 30, 2008, by and between the Company and EnteGreat Solutions, LLC, for which a receipt is due and payable on April 29, 2009	$380,271

3. Payment under the Senior Promissory Note dated April 30, 2008, by and between the Company and Valkre Solutions, Inc. for which a receipt is due and payable on March 31, 2009	$135,918

4. Payment under the Senior Promissory Note dated April 30, 2008, by and between the Company and Valkre Solutions, Inc. for which a receipt is due and payable on June 30, 2009	$135,918

5. Interest receipts due on the Company’s investment account at Harris Bank, Chicago, IL	$20,000

6. Royalty book income for the period ended December 31, 2008 from John Wiley & Co.	$225

7. All amounts, including expenses, to be billed for services to be provided from February 1, 2009 through May 31, 2009 under the following open Master Service Agreements and/or Statements of Work (“SOW”):	$388,000
a.	Nebraska Medical Center, SOW dated October 15, 2008;

b.	Tenet Health Systems, SOW dated November 14, 2006;

c.	Sutter California Pacific Medical Center, SOW dated August 20, 2008

d.	Faxton-St Luke’s Healthcare, SOW dated February 25, 2008;

e.	Faxton-St Luke’s Healthcare, SOW dated April 23, 2008;

f.	Aurora BayCare Medical Center, SOW dated September 9, 2008;

g.	McKesson Corp.— Our Lady of Resurrection , SOW dated November 20, 2008;

h.	McKesson Corp.— Reynolds Memorial, SOW dated October 16, 2008;

i.	Cooper University Health System, SOW dated October 17, 2006;

j.	University of Utah Hospitals and Clinics, SOW dated January 14, 2009; and

k.	Harvard Pilgrim Health Care, SOW dated December 10, 2008.

SCHEDULE B (1)
Unpaid Account Receivables
Note : this schedule to the Plan has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedule to the Commission upon request.

SCHEDULE C
Claims and Obligations to be Paid
1.	All payroll related obligations of the Company as detailed on Schedule C (1)

2.	All accounts payables, properly authorized and outstanding, as listed on Schedule C (2)

3.	All tax obligations of the Company outstanding and due:
a.	All franchise tax obligation due for 2008 and 2009;

b.	Any payroll tax obligations due for Company’s employees for payroll paid in 2009;

c.	Any Federal income tax obligations due for the Company for 2008 and 2009; and

d.	Any state or local income tax or use tax due for the Company for 2008 and 2009.

SCHEDULE C (1)
Payroll related Obligations

Description	Estimated Costs
1. All payments due under Employment Agreements : a. by and between the Company and Milton Silva-Craig, dated 12/4/06; and b. by and between the Company and Timothy G. Rogers, dated 9/24/07	$570,000

2. All Board of Directors fees due for services rendered through Q1, 2009.	$32,000

3. All payroll obligations, including payments under the Company’s employee benefits program, for the Company’s current active employees for services from February 1, 2009 through March 31, 2009. Assumes a final employment date of March 31, 2009 (pending final dissolution).	$472,000

4. All severance related obligations, as agreed upon prior to the establishment of the dissolution plan, for which outstanding obligations are due:	$393,000
a.	David Wasson, under separation agreement dated April 30, 2008;

b.	David Dimond, under termination letter agreement dated March 14, 2008;

c.	Elizabeth Hubbard, under separation agreement dated January 6, 2009;

d.	Ian David Kessler, under separation agreement dated January 11, 2009;

e.	Rehan Virani, under separation agreement dated January 23, 2009

f.	Frank Tirone, under separation agreement dated January 27, 2009;

g.	Elise Skora, under separation agreement dated January 27, 2009;

h.	Other severance arrangements

SCHEDULE C (2)
Accounts Payable Obligations

Description	Estimated Costs
1. All accounts payables, duly authorized and owing, as detailed on Schedule C (2)(a).	$245,909.23

2. All amounts due under Sublease by and between the Company and One South Dearborn LLC, dated May 15, 2006 for office space at 55 East Monroe, Suite 2600 Chicago, IL 60603, having a termination date of 2/28/10.	$197,000

3. All amounts due under lease by and between the Company and: a. CIT Group, Lease #907000012400, dated October 26, 2007, with a termination date of October 26, 2010, for 39 laptops; b. CIT Group, Lease #901002903100, dated June 20, 2008, with a termination date of June 20, 2011, for 15 laptops; and c. Imagetec, dated October 1, 2008, with a termination date of December 1, 2011, for 2 Minolta copiers.	$196,000

4. All amounts due to Grant Thornton for the annual audit for the Company as per the Engagement Letter agreement, dated January 15, 2009.	$75,000

5. Other ancillary expenses.	$109,000

SCHEDULE C (2) (a)
Unpaid Account Payables
Note : this schedule to the Plan has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of the omitted schedule to the Commission upon request.